Exhibit 10.10(a)

                            ASSET PURCHASE AGREEMENT

                                 by and between

                     ACTIVE TOOL & MANUFACTURING CO., INC.,

                        PROACTIVE ACQUISITION CORPORATION

                                       and

                             WILLIAMS CONTROLS, INC.

                               Dated July 28, 1999

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

                                TABLE OF CONTENTS

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ARTICLE I         PURCHASE OF ACQUIRED ASSETS .............................................AND ASSUMPTION OF LIABILITIES 1
                  1.1      The Transaction...............................................................................1
                  1.2      Acquired Assets...............................................................................1
                  1.3      Assumed Liabilities...........................................................................3
                  1.4      Purchase Price................................................................................4
                  1.5      Payment of Purchase Price.....................................................................4
                  1.6      Allocation....................................................................................4

ARTICLE II        CLOSING................................................................................................4
                  2.1      Closing Date..................................................................................4
                  2.2      Deliveries at the Closing.....................................................................4
                  2.3      Third Party Consents..........................................................................5

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................................................5
                  3.1      Organization..................................................................................5
                  3.2      Authority and Enforceability..................................................................5
                  3.3      No Conflict or Violation......................................................................5
                  3.4      Title.........................................................................................6
                  3.5      Intellectual Property.........................................................................6
                  3.6      No Tax Liens; No Waiver.......................................................................8
                  3.7      Compliance With Laws..........................................................................9
                  3.8      Litigation or Proceedings.....................................................................9
                  3.9      Third-Party Consents..........................................................................9
                  3.10     Warranties....................................................................................9
                  3.11     Environmental Matters.........................................................................9
                  3.12     Other Purchasers.............................................................................10
                  3.13     Assumed Contracts............................................................................10
                  3.14     Employee Relations...........................................................................11

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE BUYER...........................................................11
                  4.1      Organization.................................................................................11
                  4.2      Authority and Enforceability.................................................................11
                  4.3      No Conflict or Violation.....................................................................11
                  4.4      Condition of Purchased Assets................................................................12
                  4.5      Nonreliance..................................................................................12


                                       i
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                                                                                                                      ----

ARTICLE V         COVENANTS.............................................................................................12
                  5.1      Conduct of Business..........................................................................12
                  5.2      Consents.....................................................................................12
                  5.3      Efforts of the Parties.......................................................................12
                  5.4      Parties'Access to Records After Closing......................................................12
                  5.5      Disposal of Records..........................................................................13
                  5.6      Further Assurances...........................................................................13
                  5.7      Cooperation in Litigation....................................................................13
                  5.8      Press Releases...............................................................................13
                  5.9      Other Tax Payments...........................................................................14
                  5.10     Financing....................................................................................14
                  5.11     Product Liability Insurance..................................................................14
                  5.12     The Buyer's Obligation with Respect to the Seller's Employees................................14

ARTICLE VI        CONDITIONS TO CLOSING.................................................................................15
                  6.1      Conditions to Obligations of the Buyer.......................................................15
                  6.2      Conditions to Obligations of the Seller......................................................16

ARTICLE VII INDEMNIFICATION.............................................................................................17
                  7.1      Definitions..................................................................................17
                  7.2      Indemnification from the Seller..............................................................17
                  7.3      Indemnification from the Buyer...............................................................18
                  7.4      Calculation of Losses........................................................................19
                  7.5      Termination of Indemnification...............................................................20
                  7.6      Procedures Relating to Indemnification for Third Party Claims................................20
                  7.7      Other Claims.................................................................................22
                  7.8      Adjustment to the Purchase Price.............................................................22
                  7.9      Express Limitation on Liability of Shareholders..............................................22

ARTICLE VIII  TERMINATION...............................................................................................22
                  8.1      Termination..................................................................................22
                  8.2      Effect of Termination........................................................................23

                                       ii
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ARTICLE IX        MISCELLANEOUS.........................................................................................23
                  9.1      Exhibits and Schedules.......................................................................23
                  9.2      Amendment....................................................................................23
                  9.3      Extension; Waiver............................................................................23
                  9.4      Entire Agreement; No Third Party Beneficiaries; Permitted Assigns............................24
                  9.5      Governing Law; Venue.........................................................................24
                  9.6      Certain Definitions..........................................................................24
                  9.7      Notices......................................................................................25
                  9.8      Counterparts; Headings.......................................................................26
                  9.9      Expenses.....................................................................................26
                  9.10     Successors and Assigns.......................................................................26
                  9.11     Confidentiality..............................................................................26
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                                      iii
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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of July 28, 1999, by and between Active Tool & Manufacturing Co., Inc., a Michigan corporation (the "Seller"), ProActive Acquisition Corporation, a Michigan corporation (the "Buyer") and Williams Controls, Inc., a Delaware corporation ("Parent"), solely with respect to certain provisions of this Agreement. The Seller, Parent and the Buyer are referred to from time to time in this Agreement as the "Parties."

                                   BACKGROUND

         A. The Seller, through its ProActive Pedals division, is and has been engaged in the development, design, engineering, production, marketing, and sales of adjustable pedal systems, including modular versions of such systems, electro-mechanical systems that allow brake, accelerator and, if required, clutch pedals of a vehicle to be adjusted in unison (forward or backward) relative to the position of the driver, including supplemental components for such systems (collectively "Pedal Systems" or the "Business").

         B. The Seller desires to sell and the Buyer desires to purchase all of Seller's assets which are used exclusively in the Business, subject to the Buyer's assumption of certain liabilities of the Business, and Parent's guaranty of certain of Buyer's obligations under this Agreement, upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows.

                                    AGREEMENT

                                    ARTICLE I

                         PURCHASE OF ACQUIRED ASSETS AND
                            ASSUMPTION OF LIABILITIES

         1.1 The Transaction. Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, assign, transfer, convey, and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Buyer and the Buyer agrees to purchase, at the Closing (as defined in Section 2.1), the Acquired Assets as provided in Section 1.2, the Buyer agrees to assume the Assumed Liabilities as provided in Section 1.3 and the Parent agrees to execute the Guaranty Agreement in the form attached as Schedule 1.1 (the "Guaranty Agreement").

         1.2 Acquired Assets. Upon the terms and subject to the conditions of this Agreement, the Seller shall execute and deliver to the Buyer on the Closing Date (as defined in Section 2.1) a bill of sale in a form reasonably acceptable to each of the Parties (the "Bill of Sale") pursuant to which the Seller shall sell, assign, transfer, convey, and deliver the Acquired Assets to the Buyer free and clear of all Liens (as defined in Section 9.6), other than Permitted Encumbrances (as defined in Section 3.5). The term "Acquired Assets" means all of the assets of the Seller used exclusively in the Business, including the following:

                  (a) all fixed assets and inventory located on the premises of 7464/7472 Nineteen Mile Road, Sterling Heights, Michigan, including the property of the Seller listed on Schedule 1.2(a);

                  (b)      all tooling of the Seller relating to the Business;

                  (c) all right, title and interest of the Seller in, to and under all contracts, agreements, leases, purchase orders, customer orders and work orders listed on Schedule 1.2(b) (the "Assumed Contracts");

                  (d) all Intellectual Property, as defined below, relating to the Business, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to the protection of interests therein under the laws of all jurisdictions;

                  (e) accounts, notes and other receivables of the Business;

                  (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of taxes) relating to the Business;

                  (g) all right, title and interest of the Seller in and to the name "ProActive Pedals" and variations thereof;

                  (h) to the extent legally assignable, all right, title and interest of the Seller in, to and under all franchises, licenses, permits, orders, certificates, approvals, and other governmental authorizations which are necessary to own, lease or operate the Acquired Assets (the "Licenses and Permits");

                  (i)  all  customer  lists,   supplier  lists,  trade  secrets,
engineering data and proprietary information of the Seller relating to the Business; and

                  (j) all books and records of the Seller, including, but not limited to, financial and accounting records, shipping records, sale and purchase correspondence and files relating to the Business.

         For purposes of this Agreement, "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuances, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith; (iv) all mask works and all applications, registrations and renewals in connection therewith;
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, pricing and cost information and business and marketing plans and proposals); (vi) all computer software (including data and related documentation); and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

         1.3 Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, the Buyer shall execute and deliver to the Seller on the Closing Date an agreement in a form reasonably acceptable to each of the Parties (the "Assumption Agreement") pursuant to which Buyer shall assume and agree to pay, perform, and discharge when due and on a timely basis, the following obligations and liabilities of the Seller (collectively, the "Assumed Liabilities"):

                           (i)   all obligations  and  liabilities of the Seller
under the Assumed Contracts;

                           (ii)  all   outstanding   trade   payables,   accrued
liabilities and other unpaid debts and liabilities of the Seller relating exclusively to the Business, as reflected on the financial statements for the Business and other liabilities of the Seller relating exclusively to the Business which are incurred in the ordinary course of operations after the date of such financial statements, other than intercompany payables or any liabilities of the Business due to the Seller or any affiliate of the Seller, other than those assumed by the Buyer under Section 1.3(a)(i),
(iii) or (iv);

                           (iii)  all  service  and  warranty   obligations  and
liabilities arising out of or related to the sale of Pedal Systems designed, manufactured or sold by the Seller on or prior to the Closing Date and any litigation arising out of or related to such obligations and liabilities, including any obligations or liabilities arising out of or related to any alleged defect or imperfection in any Pedal Systems designed, manufactured or sold by the Seller ("Product Liability"), provided the Seller had no knowledge of the foregoing as of the Closing Date; and

                           (iv) all liabilities for  infringement by the Seller,
if any, of third party owned Intellectual Property arising out of or relating to the Business on or prior to the Closing Date, provided the Seller had no knowledge of the foregoing as of the Closing Date, and, provided further, that notwithstanding the preceding clause, the Buyer shall be liable for all liabilities for infringement, if any, by the Seller of Lemelson patents referred to in Schedule 3.6(b).

                  (b) The Buyer shall not assume or agree to pay (i) Seller's obligations under the Confidential Settlement Agreement and Release of All Claims dated December 5, 1997 between Comcorp Technologies, Inc. f/k/a Brecom Corporation, a Michigan corporation, and DeCouper Industries, Inc., a Michigan corporation, Edmond B. Cicotte, an individual, and Seller; or (ii) any taxes of any nature arising out of or due to the operations of the Business prior to the Closing.

                  (c) Except as specifically provided in Section 1.3, the Buyer shall not assume any other liabilities of Seller.

         1.4 Purchase Price. The purchase price for the Acquired Assets shall be
an  amount  equal  to  Five  Million  Seven  Hundred  Fifty   Thousand   Dollars
($5,750,000).

         1.5 Payment of Purchase Price. The Buyer and the Parent shall pay to the Seller the Purchase Price by wire transfer of immediately available federal funds to such account(s) as the Seller shall designate.

         1.6 Allocation. The Parties acknowledge that the allocation of the Purchase Price and Assumed Liabilities to the Acquired Assets and Assumed Liabilities (the "Allocation") shall be determined as provided in Schedule 1.6. The Parties agree (a) to complete within 60 days after the Closing, Internal Revenue Service Form 8594 based upon such Schedule, (b) to report for tax reporting purposes the transactions contemplated by this Agreement consistently with the allocation set forth in such Schedule and (c) to take no position in any examination, claim for refund, or contest of any adjustment to any return that is inconsistent with the allocation set forth in such Schedule. The Parties shall report (including with respect to the filing of Form 8594 to the Internal Revenue Service) the sale and purchase of the Acquired Assets for all income tax purposes in a manner consistent with such Allocation and shall not, in connection with the filing of such return, make any Allocation of the Purchase Price and Assumed Liabilities which is contrary to the Allocation. The Parties agree to consult with one another with respect to any tax audit, controversy or litigation relating to the Allocation.

                                   ARTICLE II

                                     CLOSING

         2.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243 at 10:00 a.m., local time, on or before July 28, 1999, or at such other location, time or date as may be agreed upon by the Parties (the "Closing Date").

         2.2      Deliveries at the Closing.  At the Closing:

                  (a) the Seller shall deliver to the Buyer (i) the various agreements, certificates, and other documents and instruments referred to in
Section 6.1, and (ii) such other documents as the Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement;

                  (b) the Buyer and Parent shall deliver to the Seller the payment of the Purchase Price as provided in Section 1.4 on July 29, 1999, and the Buyer shall deliver to the Seller the various other agreements, certificates, and other documents and instruments referred to in Section 6.2, and such other documents as the Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement; and


                  (c) the Parent shall deliver to the Seller the Guaranty Agreement.

         2.3 Third Party Consents. To the extent that the Seller's rights under any agreement, contract, commitment, lease, license, permit or other asset to be assigned to the Buyer under this Agreement may not be assigned without the consent of another person which has not been obtained (a) this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and (b) the Seller shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. If any such consent is not obtained or if any attempted assignment would be ineffective or would impair the Buyer's rights under the asset in question so that the Buyer would not in effect acquire the benefit of all such rights, the Seller, to the maximum extent permitted by law and the asset, shall act after the Closing as the Buyer's agent in order to obtain for the Buyer the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the asset, with the Buyer in any other reasonable arrangement designed to provide such benefits to the Buyer.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer as follows:

         3.1 Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. The Seller has all requisite corporate power and authority to own, lease, and operate the Acquired Assets and to operate the Business as and where now being conducted.

         3.2 Authority and Enforceability. The Seller has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the other agreements and documents to be executed and delivered by the Seller pursuant to the provisions of this Agreement (the "Seller Documents") have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement and the Seller Documents have been duly executed and delivered by the Seller and constitute the legal, valid, and binding obligation of the Seller, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

         3.3 No Conflict or Violation. Except as set forth in Schedule 3.10, the execution, delivery, and performance of this Agreement and the Seller Documents, the consummation by the Seller of the transactions contemplated hereby and thereby, and the compliance with the terms of this Agreement and thereof do not
(a) violate any provision of the Articles of Incorporation, Bylaws, other organizational documents or any resolutions adopted by the Board of Directors or the shareholders of the Seller, (b) violate, or result in a breach of or constitute a default in any material respect under, any term, condition, or provision of any contract, agreement, purchase order, work order, warranty, or undertaking (whether oral or written) to which Seller is a party or by which Seller is bound (assuming receipt of necessary consents), or (c) violate any law, regulation, order, judgment, or decree of any court or governmental body or authority to which, to the knowledge of the Seller, the Business or the Acquired Assets is subject.

         3.4 Financial Statements. The Seller has provided to the Buyer the following financial statements for the Business: balance sheet as of June 30, 1999 and income statements for the year ended December 31, 1998 and the five months ended June 30, 1999 (collectively, the "Business Financial Statements"). The Business Financial Statements are derived from the books and records of the Business and reflect in all material respects the financial transactions of the Business for the periods covered by the Business Financial Statements, except that the Business Financial Statements do not contain any charge for corporate overhead.

         3.5 Title. The Seller has good and marketable title to all of the Acquired Assets, free and clear of all Liens of any nature whatsoever, except
(a) as set forth on Schedule 3.5, which Liens shall be released at or prior to Closing, (b) Liens for current taxes, assessments or governmental charges not yet due and delinquent, and (c) Liens of mechanics, materialmen, laborers, warehousemen, carriers, and other similar common law or statutory liens arising in the ordinary course of business which are not yet due and payable or, if due and payable, have been adequately bonded or are being contested in good faith (collectively, the "Permitted Encumbrances").

         3.6      Intellectual Property

                  (a) To the knowledge of the Seller, the Business owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Business immediately prior to the Closing will be owned or available for use by the Buyer on no less favorable terms and conditions immediately subsequent to the Closing except to the extent the Buyer has agreed to modify such terms and conditions and subject to Section 3.10 of this Agreement. The Business has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) To the knowledge of the Seller, the Business has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. None of the directors and officers of the Business or the Seller (including employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Business must license or refrain from using any Intellectual Property rights of any third party except as listed in Schedule 3.6(b)). To the knowledge of the Seller and its employees with responsibility for Intellectual Property matters, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Business.

                  (c) Schedule 3.6(c) identifies each patent or registration which has been issued to the Business, or invention disclosures prepared by the Seller, if any, with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Business has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Business or the Seller has granted to any third party with respect to any of the Business' Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permission (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.6(c) also identifies each trade name or unregistered trademark used by the Business. With respect to each item of Intellectual Property required to be identified on Schedule 3.6(c):

                           (i) The Business possesses all right, title and interest in and to the item, free and clear of any Lien, license or restriction;

                           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the knowledge of the Seller and its employees with responsibility for Intellectual Property matters is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                           (iv) Except as identified on Schedule 3.6(c), neither the Business nor the Seller has ever agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                  (d)  Schedule  3.6(d)  identifies  each  item of  Intellectual
Property that any third party owns and that the Business uses pursuant to license, sublicense, agreement or permission and which is material to the Business as currently conducted (excluding packaged commercially available software available to the public through retail dealers which have been licensed to the Seller pursuant to end-user licensees). The Seller has delivered to the Buyer complete and correct copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each of the foregoing items of Intellectual Property required to be identified on Schedule 3.6(d):

                           (i) The license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) The license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to Section 3.10 of this Agreement;

                           (iii) No party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (iv) To the knowledge of the Seller, no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                           (v) With respect to each sublicense, the representations and warranties set forth in subparagraphs (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (vii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the knowledge of the Seller and its employees with responsibility for Intellectual Property matters is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                           (viii) Neither the Business nor the Seller has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                  (e) To the knowledge of the Seller and its employees with responsibility for Intellectual Property matters, the Business will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

         3.7      No Tax Liens; No Waiver

                  (a) None of the Acquired Assets are subject to any lien in favor of the United States pursuant to the Internal Revenue Code of 1986, as amended (the "IRC") for nonpayment of federal taxes, or any lien in favor of any state under any comparable provision of state law, under which transferee liability might be imposed upon Buyer as purchaser under the IRC or any comparable provision of state or local law, except for ad-valorem taxes which are not yet due and payable.

                  (b) Except as provided on Schedule 3.7, Seller is not in default under, nor has it failed to pay, any tax liability to any federal, state or local authority, and no audit or other review by any such authority is pending, or, to the knowledge of Seller, contemplated with respect to the Business or the Acquired Assets for any period of operation prior to the Closing Date.

         3.8 Compliance With Laws. Except as set forth on Schedule 3.8, the Seller is not in violation nor has it violated any applicable order, judgment, injunction, award or decree relating to the Business. To the knowledge of the Seller, except as disclosed on Schedule 3.8, the Seller has not violated nor is it in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business.

         3.9 Litigation or Proceedings. Except as set forth on Schedule 3.9, there is no litigation, arbitration or proceeding pending or, to the knowledge of the Seller, threatened against or affecting the Business or the Acquired Assets, at law or in equity, by or before any court, arbitrator or governmental body or authority that could reasonably be expected to have a Material Adverse Effect (as defined in Section 9.6. Except as set forth on Schedule 3.9, there are presently no outstanding judgments, decrees or orders of any court or any governmental body or authority against or affecting the Business or the Acquired Assets.

         3.10 Third-Party Consents. Except as set forth on Schedule 3.10, no consent, authorization or approval of, and no filing with, any third parties to any Assumed Contract or any governmental authority is required for the execution, delivery, and performance of this Agreement and the Seller Documents by the Seller and the consummation of the transactions contemplated hereby and thereby.

         3.11 Warranties. Schedule 3.11 sets forth true and complete copies of the form of all warranties issued by the Seller relating to the Business that are still in effect. There are no outstanding unresolved claims which have been asserted against Seller under such warranties, nor are there, to the knowledge of the Seller, any outstanding unresolved claims which have been threatened against Seller under such warranties, which could reasonably be expected to have a Material Adverse Effect (as defined in Section 9.6).

         3.12 Product Liability. There are no outstanding unresolved Product Liability claims which have been asserted against the Seller relating to Pedal Systems sold by the Seller, nor are there, to the knowledge of Seller, any outstanding unresolved Product Liability claims which have been threatened against Seller relating to Pedal Systems sold by the Seller, which could reasonably be expected to have a Material Adverse Effect.

         3.13 Environmental Matters.   Except as disclosed on Schedule 3.13,  to
              the knowledge of Seller:

                  (a) There has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment or receipt of a Hazardous Material, as defined below, at or from the Business or relating to the operation of the Business in violation of or in a manner that could give rise to liability under Environmental Laws, as defined below.

                  (b) The operations of the Business are in compliance and have been in compliance with all applicable Environmental Laws, except for such noncompliance which would not interfere with continued operation of the Business or impair its fair saleable value.

                  (c) The Seller has received no notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Business from any Person, nor does Seller or have knowledge or reason to believe that any such notice will be received from or is being threatened by any Person.

                  (d) No judicial proceedings, governmental administrative actions, investigations or internal or non-public agency proceedings relating at the Business are pending or threatened, under any Environmental Law, to which Seller is or will be named as a party, nor are there any consent decrees, or other decrees, consent orders, agreements, administrative orders or other orders, judicial or administrative requirements outstanding under any Environmental Law with respect to the Business.

         For purposes of this Agreement, (i) "Hazardous Materials" means any substance (a) the presence of which at, on, over, beneath, in or upon any real or personal property, building, substance, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) requires investigation, removal or remediation under any Environmental Law or common law, (b) which is defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority under any Environmental Law, (d) the presence of which causes or threatens to cause a nuisance upon real property or to adjacent properties or poses or threatens to pose a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products; and (ii) "Environmental Law or Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Toxic Substance Control Act ("TSCA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA") and the Clean Water Act ("CWA"), all as are in effect and may have been amended as of the date of this Agreement.

         3.14 Other Purchasers. No other Person has any right, claim or interest in or to the Business or the Acquired Assets, including by reason of prior negotiation, letter of intent or agreement. The transactions contemplated by this Agreement will not give rise to any claim or cause of action for interference with any right, claim, interest or agreement of any other Person.

         3.15 Assumed Contracts. All of the contracts, leases and other agreements which constitute a part of the Assumed Contracts are valid and binding upon Seller in accordance with their terms, and Seller has not received any notice of default under, or with respect to, any such contracts, leases or other agreements nor, to Seller's knowledge, is it in default under , or with respect to, any of the foregoing. Purchase order O6131025, dated November 17, 1995, issued to Seller by DaimlerChrysler Corporation ("Chrysler") with respect to Pedal Systems for the Dodge Viper (the "Viper PO") is valid and binding upon the Seller in accordance with its terms and the Seller has not received any notice of default under, or with respect to, such purchase order nor, to Seller's knowledge, is it in default under, or with respect to, the Viper P.O. The Seller has no reason to believe or knowledge of any reason that Chrysler will not fulfill its obligations under the Viper PO.

         3.16 Employee Relations. Seller is not a party to a collective bargaining agreement with respect to the Business, and there have been no organization efforts by any trade unions within the last five years with respect to the employees of the Business.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Seller as follows:

         4.1 Organization. The Buyer is a Michigan corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. The Buyer has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry out its business as and where now being conducted.

         4.2 Authority and Enforceability. The Buyer has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the other agreements and documents to be delivered by the Buyer pursuant to the provisions of this Agreement (the "Buyer Documents") have been duly authorized by all necessary corporate action on the part of the Buyer, as appropriate. This Agreement and the Buyer Documents have been duly executed and delivered by the Buyer and constitute the legal, valid, and binding obligation of the Buyer enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

         4.3 No Conflict or Violation. The execution, delivery, and performance of this Agreement and the Buyer Documents, the consummation by the Buyer of the transactions contemplated hereby and thereby, and the compliance with the terms of this Agreement and the Buyer Documents by the Buyer does not (a) violate any provision of the Articles of Incorporation or Bylaws of the Buyer, (b) violate or result in a breach of or constitute a default in any material respect under, any term, condition, or provision of any material agreement, contract, mortgage or lease to which Buyer or Parent is a party or by which any of its assets may be bound or affected, (c) violate any law, regulation, order, judgment or decree of any court or governmental body or authority to which the Buyer or any of its assets, to the knowledge of the Buyer, is subject, except where the violation, breach or default would not reasonably be expected to have a material adverse effect on the Buyer.

         4.4 Condition of Purchased Assets. THE BUYER, ON BEHALF OF ITSELF AND ANY AFFILIATES OR RELATED PARTIES, UNDERSTANDS AND AGREES THAT THE ACQUIRED ASSETS ARE SOLD, ASSIGNED, LEASED, TRANSFERRED AND CONVEYED TO BUYER IN AN "AS IS" CONDITION ON A "WHERE IS" BASIS WITHOUT ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT.

         4.5 Nonreliance. In connection with its decision to purchase the Acquired Assets, the Buyer, on behalf of itself and its affiliates and related parties, acknowledges that (a) it is a sophisticated party with such knowledge and experience in business matters that it appreciates the merits and risks of purchasing the Acquired Assets and consummating the transactions contemplated by this Agreement, (b) it has conducted its own due diligence investigation and has had the opportunity to ask questions and receive answers with respect to any information it deems material to an investment decision, and (c) the Seller is making no representation or warranty with respect to any forward looking financial projections, budgets or other financial data relating to the Acquired Assets or the Business prepared or furnished by or on behalf of the Seller.

                                    ARTICLE V

                                    COVENANTS

         5.1 Conduct of Business. Except as otherwise contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Closing Date, the Seller agrees to operate the Business in the ordinary course and consistent with past practices.

         5.2 Consents. The Seller shall use its commercially reasonable efforts to obtain, prior to the Closing Date, the consents specified on Schedule 5.2.

         5.3 Efforts of the Parties. Subject to the terms and conditions of this Agreement, each of the Parties shall use its commercially reasonably efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement.

         5.4 Parties'  Access to Records  After  Closing.  Except as provided in
Schedule 5.4 of this Agreement, the Parties agree to preserve until the seventh anniversary of the Closing Date, all records in their possession relating to any of the Acquired Assets, Assumed Liabilities or the Business. The Buyer has been informed that the Seller shall include the operation of the Business in its federal and state income tax returns for all periods prior to the Closing Date and for such purposes the Buyer shall permit authorized employees of the Seller or the shareholders of the Seller as of the date of this Agreement or their representatives and successors to gather and prepare such information as the Seller or the shareholders of the Seller as of the date of this Agreement may reasonably require for preparing such tax returns. In the event that either Party or the shareholders of the Seller as of the date of this Agreement needs access to records in the possession of the other Party relating to any of the Acquired Assets, Assumed Liabilities, or the Business for purposes of complying with or exercising their rights under this Agreement, preparing income tax returns, for complying with any audit request, subpoena or other investigative demand by any governmental authority or for bringing, responding to or defending any claim, lawsuit, arbitration or other legal proceeding, each Party shall allow representatives of the other Party or of the shareholders of the Seller as of the date of this Agreement access to such records, including reasonable use of office space and facilities, during regular business hours at such Party's place of business for the sole purpose of obtaining information for use as provided for in this section, and shall permit such other Party or the shareholders of the Seller as of the date of this Agreement to make extracts and copies thereof as may be necessary or convenient.

         5.5 Disposal of Records. Either Party may at any time and from time to time subsequent to the Closing Date and prior to the seventh anniversary of the Closing Date, dispose of the records in their possession relating to the Business by giving sixty days' prior notice of such disposal to the other Party and, in the case of the Seller, Thomas S. Vaughn of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243-1668, as representative of the shareholders of the Seller; provided, however, that if such records are pertinent to any dispute, claim, litigation, governmental investigation or the determination of any federal, state or local tax liability of the other Party or the shareholders of the Seller as of the date of this Agreement, the other Party or shareholders of the Seller as of the date of this Agreement shall have the right, by giving written notice to the Party desiring to dispose of records within such sixty-day period, to require said Party to retain such records until such time as the other Party or the shareholders of the Seller as of the date of this Agreement may specify or provide such records to the other Party or to Thomas S. Vaughn on behalf of the shareholders of the Seller as of the date of this Agreement.

         5.6 Further Assurances. Each Party shall cooperate with the other and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other Party as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. The Parties agree to use good faith efforts to cooperate with each other to facilitate the identification of the records of the Seller that relate to the Business.

         5.7 Cooperation in Litigation. In the event that, after the Closing Date, either Party shall require the participation of officers and employees employed by another Party to aid in the defense or settlement of litigation or claims by third parties, and so long as there exists no conflict of interest between the Parties, each Party shall use its commercially reasonable efforts to make such officers and employees available to participate in such defense, provided that the Party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges, and expenses arising from such participation.

         5.8 Press Releases. Except as required by applicable law, neither Party shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated by this Agreement except for such written information as shall have been approved in writing as to form and content by the other Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in connection with the communication by the Seller with its employees, customers or suppliers concerning the Agreement.

         5.9 Other Tax Payments. The Buyer shall pay when due all transfer, sales, use, stamp, recording, and other similar taxes and fees, including any penalties and interest, arising out of or in connection with the transfers of the Acquired Assets to Buyer (the "Transfer Taxes"). The Buyer, at its expense, shall file all necessary documentation and returns with respect to any Transfer Taxes.

         5.10 Financing. On the Closing Date the Buyer shall have, sufficient funds available to it to pay the Purchase Price to the Seller and to otherwise satisfy all of its respective obligations under this Agreement.

         5.11 Product Liability Insurance. The Buyer shall provide the Seller, within thirty days after the Closing Date, with a certificate naming the Seller as an insured under Buyer's existing product liability insurance policy, to the extent of Product Liability claims arising out of or related to occurrences after the Closing Date in connection with products designed, manufactured or sold by the Seller on or prior to the Closing Date, under insurance policies maintained by the Buyer which provide coverage for Product Liability claims in the aggregate annual coverage of $1,000,000, providing coverage for claims made during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date. The Buyer shall obtain insurance policies which provide for such coverage in an amount and with such terms as are usual and customary for companies of the Buyer's size in the automotive supplier industry.

         5.12     The Buyer's Obligation with Respect to the Seller's Employees.

                  (a) Schedule 5.12 lists all employees of the Business, their current employment compensation (including bonus, if any), accrued vacation, and other amounts, if any, payable to each employee. Immediately prior to the Closing, Seller will terminate all employees of the Business (the "Terminated Employees") and Buyer will hire such employees of the Business as it determines in its sole discretion, provided that within ninety days of the Closing Date, the Buyer shall not cause an employment loss, as defined in the Workers Adjustment and Retaining Notification Act, as amended (the "WARN Act"), in sufficient numbers such that the notice requirement of the WARN Act is applicable. The Parties agree to cooperate in jointly notifying the employees of the Business of the termination of their employment by the Seller and, where applicable, the offer of employment by the Buyer. All liabilities of the Business relating to Terminated Employees, including all compensation and other benefits due to the Terminated Employees at the time of termination, will be retained by the Seller, except as set forth in (b) below and except for liabilities to the employees of the Business hired by the Buyer set forth in the Assumed Contracts, including, but not limited to, a certain Management Change in Control Agreement, dated as of December 1, 1998, with Raymond Peters.

                  (b) In addition, the Parties agree as follows with respect to employee benefit matters relating to the employees of the Business hired by the
Buyer:

                           (i)      Buyer's Benefit  Programs.    All of Buyer's
employee benefit plans, programs and arrangements in which the employees of the Business hired by the Buyer become eligible to participate shall, to the extent permitted by law, credit such employees with a period of service beginning on their original hire date with the Seller for purposes of eligibility, vesting, and any other purpose required by law.

                           (ii)     Health  Insurance.  The Buyer's group health
plan (the "Buyer's Health Plan") shall not contain any exclusion or limitation with respect to any pre-existing condition of any employee of the Business hired by the Buyer or their dependents. In addition, with respect to any employee of the Business hired by the Buyer (or the dependent of any employee of the Business) with an ongoing medical condition first arising prior to Closing for which treatment shall continue after the Closing, the Buyer's Health Plan shall bear the expense of such treatment to the extent occurring on or after the Closing Date. Any amount paid by employees of the Business hired by the Buyer or their dependents for the current plan year for medical expenses that are treated as a deductible or co-insurance payment under the Seller's health insurance plan shall reduce the amount of any deductible or co-insurance payment required to be paid for a similar period under the Buyer's Health Plan. Buyer will not be responsible for any salaried or hourly health and life insurance obligations incurred prior to the Closing for any Terminated Employees, nor for payment of claims to insureds, or payment of any premiums for coverage prior to the Closing Date.

                           (iii) Vacation.  The vacation  program adopted by the
Buyer for the employees of the Business hired by the Buyer shall recognize past employment with the Seller for purposes of computing vacation benefits. The Buyer shall assume and be responsible for, and shall give full credit for, all vacation benefits of employees of the Business hired by the Buyer accrued but not taken as of the Closing Date. The Seller shall have no responsibility or liability for any vacation benefits of employees of the Business hired by the Buyer on or after the Closing Date, including vacation benefits accrued prior to the Closing Date.

         (c) The Seller shall comply with all provisions of Sections 601 through 608 of ERISA, relating to "COBRA" continuation coverage, to be provided under the Seller's group health plans to employees of the Business.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1 Conditions to Obligations of the Buyer. The obligations of the Buyer and Parent to consummate the transactions contemplated by this Agreement are subject, at the discretion of the Buyer and Parent, to the satisfaction at or prior to the Closing of each of the following conditions.

                  (a) Representations and Warranties; Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at the Closing, and the Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date; provided, however, that a breach of any representation or warranty shall not constitute a failure of the condition contained in this section if such breach, either alone or in conjunction with all other breaches, has not had and would not reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Seller shall deliver to the Buyer a certificate signed by an officer of the Seller to the foregoing effect.

                  (b) Consents. The Seller shall have obtained all consents and approvals specified on Schedule 5.2 as required to have been obtained by the Seller, other than the consent of DaimlerChrysler Corporation referred to in
Schedule 5.2.

                  (c) Assignment. The Buyer shall have received the Bill of Sale executed by the Seller.

                  (d) Absence of Litigation. No action, suit or proceeding shall have been instituted or threatened seeking to enjoin or restrain, or which would have a Material Adverse Effect on, the transactions contemplated by this Agreement, including any order, injunction, decree or judgment of any court or governmental authority.

                  (e)  Execution  of  Cicotte  License   Agreement.   A  License
Agreement directed to Pedal Systems between the Buyer and Edmond B. Cicotte must be executed prior to or contemporaneous with execution of this Agreement.

         6.2 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject, in the discretion of the Seller, to the satisfaction at or prior to the Closing Date of each of the following conditions.

                  (a) Representations and Warranties; Covenants. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and the Buyer shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date; provided, however, that a breach of any representation or warranty shall not constitute a failure of the condition contained in this section if such breach, either alone or in conjunction with all other breaches, has not had and would not reasonably be expected to have a material adverse effect on the Buyer. On the Closing Date, the Buyer shall deliver to the Seller a certificate signed by an officer of the Buyer to the foregoing effect.

                  (b) Assumption Agreement and Guaranty Agreement. The Seller shall have received the Assumption Agreement executed by the Buyer and the Guaranty Agreement executed by the Parent.

                  (c) Absence of Litigation. No action, suit or proceeding shall have been instituted or threatened seeking to enjoin or retrain, or which would have a Material Adverse Effect on, the transactions contemplated by this Agreement, including any order, injunction, decree or judgment of any court or governmental authority.

                  (d) Payment of Purchase Price. The Buyer shall have agreed to pay the Purchase Price.

                  (e) Consents. The Buyer shall have obtained all consents and approvals specified on Schedule 5.2 as required to have been obtained by the Buyer.

                  (f) Execution of Cicotte Termination Agreement. A Termination Agreement in the form attached hereto as Schedule 6.2(f) terminating the agreement of November 1, 1993 between the Buyer and Edmond B. Cicotte must be executed prior to or contemporaneous with execution of this Agreement.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Definitions. For purposes of this Article, the following terms shall have the meanings set forth below.


                  "Agents" shall mean agents, contractors, representatives, and employees.

                  "Buyer Indemnified Party" or the "Buyer Indemnified Parties" shall mean the Buyer and its officers, directors, employees, shareholders, agents, and representatives.

                  "Loss" shall mean any loss, liability, claim, damage or expense (including reasonable legal fees and expenses).

                  "Seller Indemnified Party" or the "Seller Indemnified Parties" shall mean the shareholders of the Seller as of the Closing Date.

                  "Third Party Claim" shall mean a claim or demand made by any third person against an indemnified party for which indemnification is required to be made under Sections 7.2 or 7.3.

         7.2      Indemnification from the Seller

                  (a) Subject to the limitations and qualifications set forth below, the Seller shall indemnify the Buyer Indemnified Parties against and hold them harmless from any Loss suffered or incurred by any such Buyer Indemnified Party to the extent arising from:

                           (i)      the  non-fulfillment  by  the  Seller of any
agreement or covenant of the Seller set forth in this Agreement or the Bill of Sale;

                           (ii)     any  inaccuracy  of  any  representation  or
warranty of the Seller set forth in this Agreement as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly refer to an earlier date;

provided, however, that, if the Closing occurs (1) there shall be no liability under this Section 7.2 for any Loss pursuant to this clause (a) unless the aggregate of all such Losses, but for this proviso, exceeds on a cumulative basis an amount equal to $50,000, following which the Buyer Indemnified Parties shall be entitled to indemnification with respect to such Losses in excess of such amount, and (2) except as provided for in following sentence, the aggregate liability of the Seller under this Section 7.2 for any and all Losses (except for any Loss suffered as a result of the non-fulfillment by the Seller of its obligations under Section 9.11) shall not under any circumstances exceed $250,000 (the "Cap").

                  (b) Prior to the assertion of any claims for indemnification under this Section 7.2, the Buyer Indemnified Party shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice (and which shall in any event include, without limitation, seeking recoveries under insurance policies), to mitigate such Losses. Recovery pursuant to this Section 7.2 shall in no event include any special, indirect, incidental or consequential damages whatsoever, including, but not limited to lost profits, damage to reputation, lost business opportunities, mental or emotional distress, interference with business operations or diminution of the value of the property. No current or former director, officer, employee or shareholder of the Seller shall have any liability to the Buyer Indemnified Parties under this Agreement or otherwise in connection with the transactions contemplated by this Agreement.

                  (c) The Buyer (i) acknowledges and agrees that, should the Closing occur and except for any claims arising under Section 9.11, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated by this Agreement, the Seller, and the Seller's subsidiaries, assets, liabilities and businesses shall be under the indemnification provisions set forth in this Article, and that such remedy shall be exercised solely by means of the exercise of their rights and remedies under this Article; provided, however, that the Buyer's right to sue for equitable relief shall not be limited by this subsection; and (ii) waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except under the indemnification provisions set forth in this Article).

                  (d) The Parties acknowledges and agree that if the Buyer has knowledge of an inaccuracy of any representation or warranty of the Seller contained in this Agreement and proceed with the Closing, the Buyer shall be deemed to have waived and released any claim for any Loss related thereto and it and its successors, assigns and affiliates shall not be entitled to assert any such claim thereunder, notwithstanding anything to the contrary contained in, or in any certificate delivered under, this Agreement.

         7.3      Indemnification from the Buyer.

                  (a) Subject to the limitations and qualifications set forth below, the Buyer shall indemnify the Seller Indemnified Parties against and hold them harmless from any Loss suffered or incurred by any such Seller Indemnified Party to the extent arising from:

                           (i)      the  non-fulfillment  by  the  Buyer of  any
agreement or covenant of any of them under this Agreement or the Assumption Agreement; and

                           (ii)     any   inaccuracy  of any  representation  or
warranty of the Buyer contained in this Agreement as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly refer to an earlier date.

                  (b) Prior to the assertion of any claims for indemnification under this Section 7.3, the Seller Indemnified Party shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice (and which shall in any event include, without limitation, seeking recoveries under insurance policies), to mitigate such Losses. Recovery pursuant to this Section 7.3 shall in no event include any special, indirect, incidental or consequential damages whatsoever, including, but not limited to lost profits, damage to reputation, lost business opportunities, mental or emotional distress, interference with business operations or diminution of the value of the property. No current or former director, officer, employee or shareholder of the Buyer shall have any liability to the Seller Indemnified Parties in connection with the transactions contemplated by this Agreement.

                  (c) By accepting the Purchase Price, the Seller Indemnified Parties (i) acknowledge that, should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated by this Agreement, the Buyer and the Buyer's subsidiaries, assets, liabilities and businesses shall be under the indemnification provisions set forth in this Article; provided, however, that the Seller's right to sue for equitable relief shall not be limited by this subsection; and (ii) waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they may have arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except under the indemnification provisions set forth in this Article).

         7.4      Calculation of Losses.

                  (a) The amount of any Loss for which indemnification is provided under this Article shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase), and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss.

                  (b) The indemnified party shall use its best efforts to seek recoveries under insurance policies and, if a Seller Indemnified Party is the indemnified party, shall reimburse the Buyer for any Loss indemnified by it which is subsequently recovered by the indemnified party under any such insurance.

                  (c) In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. The amount of such tax cost or tax benefit payable or realizable in future tax periods shall be discounted to present value (utilizing for this purpose a discount rate of 8%) for purposes of determining the amount of increase or deduction.

         7.5      Termination of Indemnification.

                  (a) The obligation of the Seller to indemnify, defend, and hold harmless a Buyer Indemnified Party under Section 7.2(a) shall terminate at 5:00 p.m. (Detroit time) on the first anniversary of the Closing Date, except for an obligation arising under Section 9.11 which shall terminate at 5:00 p.m. (Detroit time) on the fifth anniversary of the Closing Date; provided, however, that such obligations to indemnify, defend, and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis and amount of such claim) to the Seller.

                  (b) The obligation of the Buyer to indemnify, defend, and hold harmless a Seller Indemnified Party under Section 7.3 shall terminate at 5:00 p.m. (Detroit time) on the first anniversary of the Closing Date; provided, however, that such obligations to indemnify, defend, and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis and amount of such claim) to the Buyer. Notwithstanding the foregoing, the Buyer's obligation to indemnify, defend and hold harmless a Seller Indemnified Party under Section 7.3 with respect to the Assumed Liabilities shall not terminate.

         7.6      Procedures Relating to Indemnification for Third Party Claims.

                  (a) In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Third Party Claim, such indemnified party must notify (i) the Seller if the Third Party Claim is one for which the Seller must give indemnification, or (ii) the Buyer if the Third Party Claim is one for which the Buyer must give indemnification, in writing, and in reasonable detail, of the Third Party Claim within ten days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent that the ability to defend such claim or demand shall have been prejudiced as a result of such failure (except that party making indemnification shall not be liable for any expenses incurred during the period prior to the giving of such notice by the indemnified party if notice is not timely given). Thereafter, the indemnified party shall deliver to the Seller or the Buyer, as applicable, within ten days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.


                  (b) If a Third Party Claim is made against a Buyer Indemnified Party, the Seller shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense or settlement thereof with counsel selected by the Seller. If a Third Party Claim is made against a Seller Indemnified Party, the Buyer shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Buyer. Should the Seller or the Buyer, as the case may be, so elect to assume the defense of the Third Party Claim, except as otherwise provided below, the Seller shall not be liable to the Buyer Indemnified Party for legal expenses subsequently incurred by a Buyer Indemnified Party in connection with the defense thereof and the Buyer shall not be liable to a Seller Indemnified Party for legal expenses subsequently incurred by the Seller Indemnified Party in connection with the defense or settlement thereof. If the Seller or the Buyer, as the case may be, assumes such defense or settlement, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the party assuming the defense), which shall be at its own expense, separate from the counsel employed by the party assuming the defense, it being understood that the party assuming the defense shall control such defense. In the event the Seller or the Buyer fails to assume the defense of a Third Party Claim within thirty days after receipt of the notice referred to in Section 7.6(a) for which the indemnified parties are entitled to be indemnified as provided above, the indemnified party may defend the Third Party Claim consistent with its obligations hereunder, at the expense and for the account of (i) the Seller if the Third Party Claim is one for which the Seller must give indemnification or (ii) the Buyer if the Third Party Claim is one for which the Buyer must give indemnification, and shall keep the party required to make indemnification fully informed regarding the progress and status thereof, and, under the circumstances described in this sentence, shall not settle, compromise or discharge such Third Party Claim without the consent of such party.

                  (c) If the Seller or the Buyer, as the case may be, elects to assume the defense of any Third Party Claim:

                           (i)      all of  the applicable  indemnified  parties
shall cooperate with the party assuming the defense in the defense thereof. Such cooperation shall include the retention and the provision, to the party assuming the defense, of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder;

                           (ii) the party  assuming  the defense  shall keep the
applicable indemnified parties fully informed regarding the progress and status thereof;

                           (iii)  the  indemnified  parties  shall not admit any
liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the party assuming the defense (which consent shall not be unreasonably withheld);

                           (iv) the party assuming the defense shall not settle,
compromise or discharge such Third Party Claim without the prior written consent of the indemnified parties if such settlement, compromise or discharge requires any of the indemnified parties to cease any activity or to take any action (other than entering into an agreement setting forth the terms of such settlement, compromise or discharge); and

                           (v) the indemnified parties from whom the defense was
assumed shall reimburse the party assuming the defense for all legal fees and expenses reasonably incurred in defending against such claim if it is subsequently determined that the Third Party Claim is a claim for which indemnification is not required under Sections 7.2 or 7.3.

                  (d) All claims under Sections 7.2 or 7.3 other than Third Party Claims shall be governed by Section 7.7.

         7.7      Other Claims.

                  (a) In the event any  indemnified  party  should  have a claim under Sections 7.2 or 7.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver written notice of such claim with reasonable promptness and stating the nature and basis of the claim in reasonable detail to
(i) the Seller if the claim is one for which the Seller must give indemnification or (ii) the Buyer if the claim is one for which the Buyer must give indemnification.

                  (b) The failure by any indemnified party so to notify the Seller or the Buyer, as the case may be, shall not relieve any liability under Sections 7.2 or 7.3, except to the extent that the ability to defend such claim or demand shall have been prejudiced as a result of such failure.

                  (c) If the Seller or the Buyer, as the case may be, disputes the liability with respect to such claim, the Seller or the Buyer, as the case may be, and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

         7.8 Adjustment to the Purchase Price. All indemnification payments made under this Article shall be treated by all parties as an adjustment to the Purchase Price.

         7.9 Express Limitation on Liability of Shareholders. Notwithstanding anything to the contrary in this Agreement, the shareholders of the Seller have no obligations or liabilities of any kind under this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination.  This Agreement may be terminated at any time prior to
Closing:

                  (a)      by mutual consent of the Parties;

                  (b) by Buyer or Seller if the Closing Date shall not have occurred by July 29, 1999, provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before the Termination Date;

                  (c) by Buyer or Seller if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other Party set forth in this Agreement which is not curable or, if curable, not cured, such that the conditions set forth in Section 6.1(a), in the case of a material breach by Seller, and Section 6.2(a), in the case of a material breach by Buyer, cannot be satisfied prior to the Termination Date; or

                  (d) by Buyer or Seller if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable (provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party who willfully has not complied with its obligations under this Agreement and such non-compliance materially contributed to the issuance of such order, decree or ruling on the taking of such action).

         8.2 Effect of Termination. In the event of termination of this Agreement by any Party, as provided above, this Agreement shall terminate immediately and there shall be no liability on the part of any Party or its officers or directors, except for liabilities arising from a material breach by a Party of any of its covenants or agreements set forth in this Agreement; provided, however, that the obligations of the Parties set forth in Section 9.9 shall survive such termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement.

         9.2 Amendment. This Agreement and the Schedules to this Agreement may not be amended except by an instrument in writing signed on behalf of each Party.

         9.3 Extension; Waiver. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party.

         9.4  Entire Agreement; No Third Party Beneficiaries; Permitted Assigns.

                  (a) This Agreement, together with the Schedules and other agreements referred to in this Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties regarding such subject matter.

                  (b) This Agreement, together with the Schedules and other agreements referred to in this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing in this Agreement, expressed or implied, shall give or be construed to give to any person or entity, other than the Parties and such assigns, any legal or equitable rights under this Agreement. Neither party may assign any of its rights or obligations under this Agreement without the express written consent of the other party, except Seller may assign its rights to receipt of the purchase price to Active AP, L.L.C.

         9.5  Governing Law; Venue.

                  (a) This Agreement shall be governed by, construed, interpreted, and the rights of the Parties determined in accordance with the laws of the State of Michigan (regardless of the choice or conflicts of laws principles of that jurisdiction).

                  (b) Each of the parties irrevocably submits to the jurisdiction of (a) the Macomb County, Michigan Circuit Court, and (b) the United States District Court for the Eastern District of Michigan, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Eastern District of Michigan or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Macomb County, Michigan Circuit Court. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Michigan with respect to any matters to which it has submitted to jurisdiction in this Section 9.5. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Macomb County, Michigan Circuit Court, and (ii) the United States District Court for the Eastern District of Michigan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         9.6  Certain Definitions.  For purposes of this Agreement:

         "Lien" shall mean any pledge, lien (including, but not limited to, any tax lien), security interest, mortgage, option or restriction on transfer (including, but not limited to, any buy-sell agreement or right of first refusal or offer).

       "Material Adverse Effect" shall mean a loss, expense or cost which is materially adverse to the Acquired Assets or the business, financial condition or results of operations of the Business taken as a whole.

         "Person" or "person" shall mean an individual or any corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other legal entity or a government or governmental entity.

         "To the knowledge," or "known," and words of similar import shall mean the actual knowledge of a person without independent investigation and, with respect to the Seller, shall mean such knowledge of Fred Schoen, Glenn Miller or Raymond Peters.

         9.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

         If to the Buyer, addressed to:

                  ProActive Acquisition Corporation
                  14100 S.W. 72nd Avenue
                  Portland, OR  97224
                  Attention:  Gerard H. Herlihy, Chief Financial Officer

         with a copy to:

                  John W. Kellogg, Esq.
                  Friedlob Sanderson Raskin, Paulson & Tourtillott, LLC 1400 Glenarm Place, Third Floor
                  Denver, Colorado  80202
                  (303) 571-1400

         If to the Parent, addressed to:

                  Williams Controls, Inc.
                  14100 S.W. 72nd Avenue
                  Portland, OR  97224
                  Attention:  Gerard H. Herlihy, Chief Financial Officer

         With a copy to:

                  John W. Kellogg, Esq.
                  Friedlob Sanderson Raskin, Paulson & Tourtillott, LLC 1400 Glenarm Place, Third Floor
                  Denver, Colorado  80202

         If to the Seller, addressed to:

                  Active Tool & Manufacturing Co., Inc.
                  Engineering Centre
                  20600 E. Fourteen Mile Road
                  Roseville, Michigan  48066
                  Attn:  President

         With a copy to:

                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, Michigan 48243-1668
                  Attn:    Thomas S. Vaughn, Esq.

or to such other place and with such other copies as either Party may designate as to itself by written notice to the others.

         9.8 Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the several Articles and Sections in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         9.9 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, each Party shall pay its or their own costs and expenses, including investment banking, legal, accounting, consulting, and other professional fees, incurred in connection with the negotiation, preparation, investigation, and performance by such Party of this Agreement and the transactions contemplated under this Agreement.

         9.10 Successors and Assigns. This Agreement, and all rights and powers granted by this Agreement, shall bind and inure to the benefit of the Parties and their respective successors and assigns.

         9.11 Confidentiality. For a period of five years from and after the Closing Date, the Seller shall use the same degree of care, but no less than a reasonable degree of care, to prevent the disclosure of the Intellectual Property (collectively "Confidential Information") to any party, including any affiliate of





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


Seller, unless such affiliate agrees in writing to be bound by the provisions of this Section 9.11 and such agreement is provided to Buyer, and shall not use said Confidential Information for any purpose without the prior written consent of the Buyer, which consent the Buyer may withhold in its sole discretion, except as otherwise required by this Agreement. The term "Confidential Information" does not include any information: (a) which is in the public domain or hereafter comes into the public domain through no fault of Seller; (b) is lawfully received by the Seller from a third party having the right to disclose such information; (c) is independently developed by the Seller without breach of this Section 9.11; or (d) after notifying the Buyer pursuant to the next sentence, the disclosure of which is required by order or requirement of a court, administrative agency or other governmental body. If Seller becomes (or if it is reasonably likely that Seller shall become) legally compelled to disclose any Confidential Information, immediate notice of such fact shall be given to the Buyer so that any appropriate action may be taken by the Buyer.

         The Parties have executed this Asset Purchase Agreement as of the date first above written.

                                                     PROACTIVE ACQUISITION CORP.

                                                     By:________________________

                                                     Name:______________________

                                                     Title:_____________________


                                                     WILLIAMS  CONTROLS,  INC.,
                                                     SOLELY   WITH   RESPECT  TO
                                                     SECTIONS  1.1,  1.5, 2.2(b)
                                                     AND 2.2(c)

                                                     By:________________________

                                                     Name:______________________

                                                     Title:_____________________


                                                     ACTIVE TOOL & MANUFACTURING
                                                     CO., INC.

                                                     By:________________________

                                                     Name:______________________



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